AMENDMENT NUMBER ONE

TO

DISTRIBUTION AGREEMENT

THIS AMENDMENT NUMBER ONE to the Distribution Agreement (this “Amendment”) is entered into as of the 17th day of December, 2012 (“Amendment Effective Date”) between Pyxis Funds I (the “Company”), a Delaware statutory trust, and SEI Investments Distribution Co. (the “Distributor”).

WHEREAS, the Company is registered as an investment company with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member of Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, the Company is comprised of separate class or series (each a “Fund” and collectively, the “Funds”) identified on Schedule A of the Agreement;

WHEREAS, the Company and Distributor entered into a Distribution Agreement dated as of the 25th day of September, 2012 (the “Agreement”) for the distribution by SIDCO of shares of beneficial interest (the “Shares”) of the Company; and

WHEREAS, the Trust, Investment Advisor and SIDCO desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1)	Schedule A (Funds). Schedule A (Funds) of the Agreement is hereby deleted in its entirety and replaced as set forth on the Schedule A (Funds) attached hereto and made a part herewith.

2)

Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3)

Counterparts. This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original or facsimile signatures of each of the parties.

4)

Governing Law. This Amendment shall be governed by and provisions shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof.

[Signature page follows]

Pyxis Funds I Amendment No. 1 to Distribution Agreement	Page 1

SEI – 151146v1

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF

SEI INVESTMENTS DISTRIBUTION CO.

IN WITNESS WHEREOF, the Company and Distributor have each duly executed this Amendment as of the day and year above written.

PYXIS FUNDS I		SEI INVESTMENTS DISTRIBUTION CO.

By:	/s/ Ethan Powell	By:	/s/ Maxine Chou
Name: Ethan Powell		Name: Maxine Chou
Title: Executive Vice President, Secretary		Title: CFO & COO

Pyxis Funds I Amendment No. 1 to Distribution Agreement	Page 2

SEI – 151146v1

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF

SEI INVESTMENTS DISTRIBUTION CO.

SCHEDULE A

List of Funds

Pyxis iBoxx Senior Loan ETF

Pyxis Funds I Amendment No. 1 to Distribution Agreement	Page 3

SEI – 151146v1

THIS DOCUMENT CONSTITUTES CONFIDENTIAL INFORMATION OF

SEI INVESTMENTS DISTRIBUTION CO.